Exhibit 4.3

For Global Debenture only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MENTOR GRAPHICS CORPORATION OR ANY AFFILIATE OF MENTOR GRAPHICS CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO MENTOR GRAPHICS CORPORATION OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO MENTOR GRAPHICS CORPORATION’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER

PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

MENTOR GRAPHICS CORPORATION

FLOATING RATE CONVERTIBLE SUBORDINATED DEBENTURE DUE 2023

No.:	CUSIP:

$

Mentor Graphics Corporation, a corporation duly organized and validly existing under the laws of the State of Oregon (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to             , or registered assigns, the principal sum of              dollars ($            ) on August 6, 2023, at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears on February 6, May 6, August 6 and November 6 of each year (each an “Interest Payment Date”), commencing November 6, 2003, on said principal sum at said office or agency, in like coin or currency, at the rate equal to 3-month LIBOR plus 1.65% per annum as initially set on August 6, 2003 and then reset quarterly on each February 6, May 6, August 6 and November 6 (each a “Reset Date”), commencing November 6, 2003, from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from August 6, 2003, until payment of said principal sum has been made or duly provided for. If interest is not paid when due on any Interest Payment Date, such unpaid interest will start accruing at the new interest rate in effect following such Interest Payment Date. Except as otherwise provided in the Indenture, the interest payable on the Debenture pursuant to the Indenture on any February 6, May 6, August 6 or November 6 will be paid to the Person entitled thereto as it appears in the Debenture register at the close of business on the record date, which shall be the January 21, April 21, July 21 or October 21 (whether or not a Business Day) immediately preceding such February 6, May 6, August 6 or November 6, as provided in the Indenture; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Debentures with an aggregate principal amount in excess of $5,000,000 shall, at the written election of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Debentures to the prior payment in full of all Senior Debt, as defined in the Indenture, and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[This space left blank intentionally]

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

MENTOR GRAPHICS CORPORATION

By:
Name: Walden C. Rhines
Title: Chairman and Chief Executive Officer

Attest:
Name: Dean M. Freed
Title: Secretary

Date:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

WILMINGTON TRUST COMPANY, as Trustee

By:
Name:
Title:

By:
As Authenticating Agent
(if different from Trustee)

FORM OF REVERSE OF DEBENTURE

MENTOR GRAPHICS CORPORATION

FLOATING RATE CONVERTIBLE SUBORDINATED DEBENTURE DUE 2023

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its Floating Rate Convertible Subordinated Debentures due 2023 (herein called the “Debentures”), limited to the aggregate principal amount of $100,000,000 (or $110,000,000 if the option set forth in Section 2 of the Purchase Agreement dated as of July 31, 2003 (as amended from time to time by the parties thereto) by and between the Company and the Initial Purchasers is exercised in full) all issued or to be issued under and pursuant to an Indenture dated as of August 6, 2003 (herein called the “Indenture”), between the Company and Wilmington Trust Company, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of, premium, if any, and accrued interest (including Liquidated Damages (as defined in the Registration Rights Agreement), if any) on all Debentures may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures. Notwithstanding the foregoing, the written consent of each Debentureholders affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.07 of the Indenture, may not: (i) change the fixed maturity of any Debenture; (ii) reduce the rate or change the time of payment of interest or Liquidated Damages on any Debenture; (iii) reduce the principal amount of any Debenture or premium, if any, thereon, or reduce any amount payable on redemption or repurchase thereof or reduce the amount of Liquidated Damages payable thereon; (iv) impair the right of any Debentureholders to institute suit for the enforcement of any payment on a Debenture or with respect to the conversion of a Debenture; (v) make the principal of any Debenture or interest or premium, if any, or Liquidated Damages on any Debenture payable in any coin or currency other than that provided in the Debentures; (vi) modify the provisions of this Indenture with respect to the redemption of the Debentures in a manner adverse to the Debentureholders in any material respect; (vii) except as contemplated by Article 12 of the Indenture, change the obligation of the Company to repurchase any Debenture upon the happening of a Change of Control in a manner adverse to the Debentureholders; (viii) impair or adversely affect the right to convert the Debentures into Common Stock subject to the terms set forth herein without the consent of each Debentureholder so affected; (ix) alter the manner of calculation or rate of accrual of Liquidated Damages on any Debenture or extend the time for payment of such amount; or (x) reduce the percentage of Debentures, the holders of which are required to consent to any modification, amendment or supplemental indenture or the percentage of Debentures, or the holders of which are required for any other waiver under the Indenture.

Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest (including Liquidated Damages, if any) or any premium, if any, on, or the principal of, the Debentures, or a failure by the Company to convert any Debentures into Common Stock of the Company, or a default in the payment of the redemption price pursuant to Article 3 of the Indenture, or a default in respect of a covenant or provisions of the Indenture which under Article 11 of the Indenture cannot be modified without the consent of the holders of each or all Debentures then outstanding or affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest (including Liquidated Damages, if any) on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Debentures shall be computed using the actual number of days elapsed between the Reset Dates divided by 360.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

The Debentures will not be redeemable at the option of the Company prior to August 6, 2007. At any time on or after August 6, 2007, and prior to maturity, the Debentures may be redeemed at the option of the Company, in whole or in part, upon mailing a notice of such redemption not less than 20 days but not more than 60 days before the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the

Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued and unpaid interest (including Liquidated Damages (as defined in the Indenture), if any) to, but excluding, the date fixed for redemption:

Period	Redemption Price
Beginning on August 6, 2007 and ending on August 5, 2008	102.42%
Beginning on August 6, 2008 and ending on August 5, 2009	101.61%
Beginning on August 6, 2009 and ending on August 5, 2010	100.81%

and 100% on August 6, 2010 and at any time thereafter; provided, however, that, with the sole of exception of August 6, 2007, if the date fixed for redemption is on a February 6, May 6, August 6 or November 6, then the interest payable on such date shall be paid to the holder of record on the preceding January 21, April 21, July 21 or October 21, respectively. Debentures or portions of Debentures called for redemption will be convertible until the close of business on the Business Day prior to the date fixed for redemption.

The Company may not give notice of any redemption of the Debentures if a default in the payment of interest or premium, if any, on the Debentures has occurred and is continuing.

The Debentures are not subject to redemption through the operation of any sinking fund.

On August 6, 2010, August 6, 2013 and August 6, 2018, the holders of the Debentures shall have the right to require the Company to repurchase at such holder’s option all of such holders’ Debentures, or any portion thereof that is an integral multiple of $1,000 principal amount, on the Purchase Date (as defined in the Indenture) in cash at a price equal to 100% of the principal amount thereof, together with accrued interest (including Liquidated Damages, if any) to, but excluding the Purchase Date. The Company shall mail to all holders of record of the Debentures a notice of an upcoming Purchase Date not less than 20 Business Days prior to the Purchase Date. For a Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the Purchase Notice entitled “Option to Elect Repayment On Specific Dates” on the reverse thereof duly completed with such Debenture, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date. Debentureholders may withdraw a Purchase Notice by delivering a written notice of withdrawal to the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture prior to the close of business on the Purchase Date. The repurchase of Debentures pursuant to this paragraph is subject to the further conditions set forth in the Indenture.

If a Change of Control occurs at any time prior to maturity, the holders of the Debentures shall have the right to require the Company to repurchase at such holder’s option all of such holders’ Debentures, or any portion thereof that is an integral multiple of $1,000 principal amount, on the Repurchase Date (as defined in the Indenture) in cash at a price equal to 100% of the principal amount thereof, together with accrued interest (including Liquidated Damages, if any) to, but excluding the Repurchase Date on the Repurchase Date that is no earlier than 25 days and no later than 35 days after the date of the Company Change of Control Notice; provided, however, that, if such Repurchase Date is February 6, May 6, August 6 or November 6, the interest payable on such date shall be paid to the holder of record of the Debentures on the preceding January 21, April 21, July 21 or October 21, respectively. The Company shall mail to all holders of record of the Debentures a notice of a Change of Control and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Change of Control. For a Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the Repurchase Notice entitled “Option to Elect Repayment Upon a Change of Control” on the reverse thereof duly completed with such Debenture, duly endorsed for transfer, on or before the close of business on the Business Day that is five Business Days prior to the Repurchase Date. Debentureholders may withdraw a Purchase Notice by delivering a written notice of withdrawal to the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture prior to the close of business on the Business Day immediately preceding the Repurchase Date. The repurchase of Debentures pursuant to this paragraph is subject to the further conditions set forth in the Indenture.

Subject to the terms of the Indenture, the Debentureholder may convert the Debenture into shares of Common Stock at the Conversion Rate under the circumstances set forth in Sections 15.01 of the Indenture. A Debenture in respect of which a Debentureholder has delivered a Purchase Notice or a Repurchase Notice exercising the option of such Debentureholder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The Conversion Rate for the Debentures on any Conversion Date shall be determined as set forth in the Indenture.

Only upon satisfaction of the conditions set forth in Article 15 of the Indenture, the holder hereof has the right, at its option, at any time after the original issuance of any Debentures through the close of business on the final maturity date of the Debentures, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof into that number of shares of the Company’s Common Stock (as such shares shall be constituted at the date of conversion) obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the Conversion Rate of 42.7305 shares per $1,000 principal amount of Debenture (equivalent to a Conversion Price of approximately $23.40 per share), as may adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture (the form entitled “Conversion Notice” on the reverse hereof), to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney.

The Company shall satisfy its obligation with respect to conversion of the Debentures by delivering to Debentureholders the number of shares of Common Stock issuable upon conversion, together with a cash payment in lieu of any fractional shares as provided in Section 15.03 below. Any accrued and unpaid interest to the Conversion Date will be deemed cancelled, extinguished or forfeited upon conversion. The Company will not adjust the Conversion Rate to account for any accrued and unpaid interest or accrued or unpaid liquidated damages. If a Debenture is surrendered for conversion after the close of business on any record date for an interest payment but prior to the close of business on the Business Day immediately preceding the corresponding Interest Payment Date, Debentureholders will receive on the Interest Payment Date interest accrued on the Debentures, notwithstanding the conversion of the Debentures prior to the Interest Payment Date. At the time such Debentures are surrendered for conversion, Debentureholders shall pay to the Company an amount equal to the interest that has accrued and that will be paid on the Debentures being converted on the Interest Payment Date; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Debentures. The preceding sentence shall not apply: (i) to Debentures called by the Company for redemption prior to August 11, 2007, (ii) to Debentures that are converted after being called by the Company for redemption after a record date for an interest payment date but prior to the corresponding interest payment date, or (iii) if a Debentureholder surrenders Debentures for conversion between the record date for the final Interest Payment Date and the opening of business on the final Interest Payment Date.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion. A Debenture in respect of which a holder is exercising its right to require a repurchase upon a Purchase Date or upon a Change of Control may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture. Any Debentures called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the date fixed for redemption, may be deemed to be redeemed from the holders of such Debentures for an amount equal to the applicable redemption price, together with accrued but unpaid interest (including Liquidated Damages, if any) to (but excluding) the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Debentures from the holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Debentures as aforesaid to the Trustee in trust for the holders.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof; subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT MIN ACT-
Custodian

TEN ENT -as tenant by the entireties	(Cust) (Minor)

JT TEN -as joint tenants with right under
Uniform Gifts to Minors Act of survivorship
and not asunder Uniform Gifts to(state) Minors	(state)
Act tenants in common

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO: MENTOR GRAPHICS CORPORATION

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Mentor Graphics Corporation in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $

Social Security or Other Taxpayer Identification Number:

OPTION TO ELECT REPAYMENT

UPON A CHANGE OF CONTROL

TO: MENTOR GRAPHICS CORPORATION

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Mentor Graphics Corporation (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, such repayment date, to the registered holder hereof.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

$

Social Security or Other Tax Identification Number:

OPTION TO ELECT REPAYMENT

UPON A SPECIFIC DATE

TO: MENTOR GRAPHICS CORPORATION

Pursuant to its rights under Section 3.05 of the Indenture referred to in this Debenture, the undersigned registered owner of this Debenture hereby requests and instructs Mentor Graphics Corporation (the “Company”) to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, such repayment date, to the registered holder hereof.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

Principal amount to be repaid (if less than all):

$

Social Security or Other Tax Identification Number:

ASSIGNMENT

For value received                                           _ hereby sell(s) assign(s) and transfer(s) unto                                         (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints                                  _ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Debenture within the United States or to, or for the account of, U.S. persons and within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Debenture is being transferred:

•	To Mentor Graphics Corporation or a subsidiary thereof; or

•	To a “qualified institutional buyer” pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

•	To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

•	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

•	Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of such transfer;

and unless the box below is checked, the undersigned confirms that such Debenture is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).

•	The transferee is an Affiliate of the Company.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature of the conversion notice, the option to elect repayment upon a Change of Control or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.